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                                                                   EXHIBIT 99(B)



                             JOINT FILING AGREEMENT


               The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Common Stock of Microvision, Inc. dated April 1, 1999, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of 13(d)-1(k) under the Securities Exchange Act of 1934.


Date:   April 7, 1999                          CAPITAL VENTURES INTERNATIONAL

                                               By: Heights Capital Management,
                                                   pursuant to a Limited Power
                                                   of Attorney, a copy of which
                                                   is filed as Exhibit A to the
                                                   Schedule 13G


                                                   By: /s/ Michael Spolan
                                                      -------------------------
                                                   Michael Spolan, General
                                                   Counsel and Secretary


Date: April 7, 1999                            Heights Capital Management, Inc.


                                               By: /s/ Michael Spolan
                                               --------------------------------
                                               Michael Spolan, General Counsel
                                               and Secretary